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                                                                   Exhibit 10(g)

                          WORTHINGTON INDUSTRIES, INC.
                2000 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


1.       PURPOSE

         The purpose of the Worthington Industries, Inc. 2000 Stock Option Plan for Non-Employee Directors is to promote the interests of Worthington Industries, Inc. and its shareholders by (a) increasing the proprietary interest of Eligible Directors in the growth and performance of the Company by granting such Eligible Directors options to purchase Common Shares of the Company and (b) encouraging the Eligible Directors to remain as directors of the Company and put forth maximum efforts for the success of the Company.

2.       DEFINITIONS

         As used in the Plan, the following terms shall have the meanings set forth below:

         (a)      "Board" shall mean the Board of Directors of the Company.

         (b)      "Change in Control" shall mean the following:

                  (i) A Change in Control shall have occurred when any Person (other than (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or of any Subsidiary of the Company or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or (C) any Person who, on the Effective Date of the Plan, is an Affiliate of the Company and owning in excess of ten percent (10%) of the outstanding Common Shares of the Company and the respective successors, executors, legal representatives, heirs and legal assigns of such Person), alone or together with its Affiliates and Associates, has acquired or obtained the right to acquire the beneficial ownership of twenty-five percent (25%) or more of the Common Shares then outstanding.

                  (ii) "Acquiring Person" means any Person who or which, together with all Affiliates and Associates, has acquired or obtained the right to acquire the beneficial ownership of twenty-five percent (25%) or more of the Common Shares then outstanding.

                  (iii) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  (iv) "Continuing Director" means any individual who was a member of the Board on the Effective Date of the Plan or thereafter elected by the shareholders or appointed by the Board prior to the date as of which the Acquiring Person became a Substantial Shareholder (as such term is defined in Article SEVENTH of the Company's Amended Articles of
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                           Incorporation), or an individual designated (before
                           his initial election or appointment as a director) as a Continuing Director by three-fourths of the Whole Board, but only if a majority of the Whole Board shall then consist of Continuing Directors.

                  (v) "Whole Board" means the total number of directors which the Company would have if there were no vacancies.

         (c) "Change in Control Exercise Period" shall have the meaning set forth in paragraph (ii) of Subsection 6(d) of the Plan.

         (d) "Change in Control Price Per Common Share" shall mean the highest price per Common Share (i) paid by the Acquiring Person in connection with the transaction that results in the Change in Control; or (ii) paid or offered by the Acquiring Person, to acquire other Common Shares in excess of one percent (1%) of the outstanding Common Shares, at any time after the Change in Control and before the Eligible Director exercises his/her election under paragraph (ii) of Subsection 6(d).

         (e) "Change in Control Spread" shall have the meaning set forth in paragraph (ii) of Subsection 6(d) of the Plan.

         (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor provisions thereto.

         (g) "Company" shall mean Worthington Industries, Inc., an Ohio corporation, together with any successor thereto.

         (h) "Common Shares" shall mean the common shares, without par value, of the Company.

         (i) "Director Option" shall mean a Non-Qualified Stock Option granted to each Eligible Director under the provisions of the Plan without any action by the Board.

         (j) "Director Retirement" shall mean the retirement of an Eligible Director from service on the Board after having (i) attained the age of 65 or (ii) served at least nine years as a member of the Board, unless the Board specifies a shorter period of required service which shall in no event be fewer than six years.

         (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor provisions thereto.

         (l) "Effective Date" shall mean the date of the approval of the Plan by the Company's shareholders.

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         (m)      "Eligible Director" shall mean, on any date, an individual who is serving as a member of the Board but shall not include any individual who is an employee of the Company or of any Subsidiary or Affiliate of the Company.

         (n) The "Fair Market Value" of a Common Share on any relevant date for purposes of any provision of the Plan shall be the last reported sales price of a Common Share as shown on the national securities exchange on which the Company's Common Shares are then traded, or, if there are no reported sales on such date, then the last reported sales price on the next preceding day on which such a sale was transacted.

         (o) "For Cause" shall mean removal from office for cause in accordance with Article SIXTH of the Company's Amended Articles of Incorporation and the Ohio General Corporation Law.

         (p) "Non-Qualified Stock Option" shall mean a right to purchase Common Shares from the Company that is granted under the Plan and is not intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

         (q) "Option Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Director Option granted under the Plan.

         (r) "Permissible Transferee" shall mean any member of the immediate family of an Eligible Director, any trust, whether revocable or irrevocable, solely for the benefit of members of the Eligible Director's immediate family, or any partnership or limited liability company whose only partners or members are members of the Eligible Director's immediate family.

         (s) "Person" shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

         (t) "Plan" shall mean the Worthington Industries, Inc. 2000 Stock Option Plan for Non-Employee Directors, as the same may be amended from time to time.

         (u) "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

         (v) "Subsidiary" shall mean any corporation which, on the date of determination, qualified as a subsidiary corporation of the Company under Section 424(f) of the Code. In addition, the term "Subsidiary" shall include any trade or business which is under common control with the Company, as determined under
                  Section 414(c) of the Code.

         (w) "Total Disability" shall be deemed to be the inability, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, for a period of 180 days after its commencement and such condition, in the opinion of a physician selected by the Company and reasonably acceptable to the Eligible Director or his/her legal representative is total and permanent.

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3.       ADMINISTRATION

         (a) The Plan shall be administered by the Board.

         (b) The Board shall have full power and authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority specifically granted to the Board under the Plan or necessary or advisable, in the sole and absolute discretion of the Board, in the administration of the Plan including, without limitation, the authority to: interpret and construe any provision of the Plan or any Director Option granted under the Plan; make all required or appropriate determinations under the Plan or any Director Option granted under the Plan; adopt, amend and rescind such rules and regulations relating to the Plan as the Board shall determine in its discretion subject to the express provisions of the Plan; and make all other determinations deemed by the Board necessary or advisable for the administration of the Plan. Notwithstanding the preceding sentence, the Board shall have no discretion with respect to the selection of members of the Board to receive Director Options, the number of Common Shares subject to any Director Option, the purchase price per Common Share under each Director Option or the timing of grants of Director Options under the Plan.

         (c) The interpretation and construction of any provision of the Plan or any Director Option granted under the Plan and all determinations by the Board in each case shall be final, binding and conclusive with respect to all interested parties, unless otherwise determined by the Board. No member of the Board shall be personally liable for any action, failure to act, determination, interpretation or construction made in good faith with respect to the Plan or any Director Option or transaction under the Plan.

         (d) Nothing contained in the Plan, nor any Director Option granted pursuant to the Plan, shall confer upon any Eligible Director any right to continue as a director of the Company nor limit in any the right of the shareholders of the Company to remove him/her as a director in accordance with the Company's Amended Articles of Incorporation and the Ohio General Corporation Law.

         (e) The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Option Agreement evidencing a Director Option granted under the Plan shall be determined in accordance with the laws of the State of Ohio.

4.       ELIGIBILITY

         The class of individuals eligible to receive grants of Director Options shall be the Eligible Directors.

5.       COMMON SHARES SUBJECT TO THE PLAN

         Subject to adjustment as provided in Section 7 of the Plan, an aggregate of 250,000 Common Shares shall be available for issuance under the Plan. The Common Shares deliverable upon the exercise of Director Options may be made available from authorized but unissued

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Common Shares or issued Common Shares which have been reacquired by the Company.
If any Director Option granted under the Plan shall terminate for any reason without having been exercised in full, the Common Shares subject to, but not delivered under, such Director Option shall be available for issuance under the Plan.

6.       GRANT, TERMS AND CONDITIONS OF DIRECTOR OPTIONS

         (a) On the date an Eligible Director is first elected or appointed to the Board, such Eligible Director shall be granted a Director Option to purchase 4,000 Common Shares; provided, however, in respect of the first election to the Board of Eligible Directors prior to the Effective Date, such Director Option shall be granted on the Effective Date.

         (b) On the date on which each annual meeting of the shareholders of the Company is held, beginning with the annual meeting of shareholders to be held in 2001, each Eligible Director who has served as a director of the Company for more than six months and will continue to serve as a member of the Board on and after such date, shall receive a grant of a Director Option to purchase 2,000 Common Shares.

         (c) The Director Options granted shall have the following terms and conditions:

                  (i) Purchase Price. The purchase price per Common Share deliverable upon the exercise of each Director Option shall be 100% of the Fair Market Value per Common Share on the date the Director Option is granted.

                  (ii) Payment. Director Options may be exercised only upon payment of the purchase price thereof in full. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Board, by tendering, either by actual delivery of Common Shares or by attestation, Common Shares acceptable to the Board or by a combination of the foregoing, as determined by the Board, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any Common Shares so tendered to the Company as of the date of such tender is at least equal to the purchase price for the Common Shares underlying the portion of the Director Option being exercised. The Board may permit an Eligible Director to elect to pay the purchase price upon the exercise of a Director Option by irrevocably authorizing a third party to sell Common Shares (or a sufficient number of Common Shares) acquired upon exercise of the Director Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire purchase price and tax withholding resulting from such exercise.

                  (iii) Vesting and Term of Director Options. Each Director Option granted pursuant to the Plan shall become vested and fully exercisable on the first to occur of (A) the first anniversary of the date of grant or (B) as to any Director Option granted as of the date of an annual meeting of shareholders of the Company, the date on which the next annual meeting of shareholders of the Company is held following the date of grant, provided that in each case the Eligible Director who was granted the Director Option is a director of the Company on the relevant date or the Eligible Director's term as a director of the Company is ending on the relevant date. Once vested, each Director Option shall

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         be exercisable until the earlier of ten years from the date of grant and the expiration of the applicable period described in paragraph (iv) below.

                  (iv)     Termination of Service as Eligible Director.

                           (A) Upon termination of an Eligible Director's
                  service as a director of the Company for any reason other than death, Director Retirement, Total Disability or For Cause, all outstanding Director Options held by such Eligible Director, to the extent then exercisable, shall be exercisable in whole or in part for a period of one year from the date upon which the Eligible Director ceases to be a member of the Board, provided that in no event shall the Director Options be exercisable beyond the period provided for in paragraph (iii) of Subsection 6(c) above. Notwithstanding the foregoing, the Board shall have the right to accelerate the exercisability of any outstanding Director Option, in its discretion, upon the termination of an Eligible Director's service on the Board.

                            (B) If an Eligible Director shall die while serving
                  as a director of the Company, all outstanding Director Options held by such Eligible Director (whether or not then exercisable by their terms) shall become immediately exercisable in full by the Eligible Director's estate or by the Person who acquires the right to exercise such Director Options upon the Eligible Director's death by bequest or inheritance. Such exercise may occur at any time within three years after the date of the Eligible Director's death, provided that in no event shall such Director Options be exercisable beyond the period provided for in paragraph (iii) of Subsection 6(c) above.

                            (C) If an Eligible Director's service as a director
                  of the Company ceases as a result of the Eligible Director's becoming Totally Disabled, all outstanding Director Options held by such Eligible Director (whether or not then exercisable by their terms) shall become immediately exercisable in full. Such exercise may occur at any time within three years after the Eligible Director's service as a director of the Company has ceased, provided that in no event shall such Director Options be exercisable beyond the period provided for in paragraph (iii) of Subsection 6(c) above.

                           (D) If an Eligible Director's service as a director
                  of the Company ceases due to a Director Retirement, all outstanding Director Options held by such Eligible Director (whether or not then exercisable by their terms) shall become immediately exercisable in full. Such exercise may occur at any time within three years after the date of the Director Retirement, provided that in no event shall such Director Options be exercisable beyond the period provided for in paragraph (iii) of Subsection 6(c) above.

                           (E) If an Eligible Director's service as a director
                  of the Company is terminated For Cause, each of the Director Options of such Eligible Director shall be cancelled on the date the Eligible Director ceases to be a director of the Company.

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                  (v) Assignability of Director Options. With the permission of the Board, an Eligible Director who has been granted a Director Option under the Plan, may transfer such Director Option to a revocable inter vivos trust as to which the Eligible Director is the settlor or may transfer such Director Option to a Permissible Transferee. Any such transferee shall remain subject to all of the terms and conditions applicable to such Director Option and subject to the rules and regulations prescribed by the Board. A Director Option may not be retransferred by a Permissible Transferee except by will or the laws of descent and distribution and then only to another Permissible Transferee. Other than as described above, no Director Option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by an Eligible Director otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, and during the lifetime of the Eligible Director to whom a Director Option is granted, the Director Option may be exercised only by the Eligible Director or by the Eligible Director's guardian or legal representative.

                  (vi) Option Agreement. Each Director Option granted under the Plan shall be evidenced by an Option Agreement with the Company which shall contain the terms and provisions set forth in the Plan and shall otherwise be consistent with the provisions of the Plan.

         (d)      Change in Control Provisions.

                  (i) Notwithstanding any other provision of the Plan to the contrary, but subject to the provisions of paragraph (iv) of this Subsection 6(d), in the event of a Change in Control, any Director Options outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable, shall become fully exercisable.

                  (ii) Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Change in Control Exercise Period"), if the Board shall determine at, or at any time after the time of grant, an Eligible Director holding a Director Option shall have the right, whether or not the Director Option is fully exercised and in lieu of the payment of the purchase price for the Common Shares being purchased under the Director Option and by giving notice to the Company, to elect (within the Change in Control Exercise Period) to surrender all or part of the Director Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per Common Share on the date of such election shall exceed the purchase price per Common Share under the Director Option (the "Change in Control Spread") multiplied by the number of Common Shares granted under the Director Option as to which the right granted under this paragraph (ii) shall have been exercised; provided, that if the Change in Control is within six months of the date of grant of a particular Director Option held by an Eligible Director, no such election shall be made by such Eligible Director with respect to such Director Option prior to six months from the date of grant. However, if the end of such sixty-day period from and after a Change in Control is within six months of the date of grant of a Director Option, such Director Option (unless theretofore exercised) shall be cancelled in exchange for a cash payment to the Eligible Director, effected on the day which is six

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         months and one day after the date of grant of such Director Option, equal to the Change in Control Spread multiplied by the number of Common Shares granted under the Director Option.

                  (iii) Notwithstanding any other provision of the Plan, if any right granted pursuant to the Plan would make a Change in Control transaction ineligible for pooling-of-interests accounting treatment under APB No. 16 that (after giving effect to any other actions taken to cause such transaction to be eligible for such pooling-of-interests accounting treatment) but for the nature of such grant would otherwise be eligible for such accounting treatment, the Board shall have the ability to substitute for the cash payable pursuant to such right Common Shares with a Fair Market Value equal to the cash that would have otherwise been payable pursuant thereto.

                  (iv) The provisions of this Subsection 6(d) shall not apply
         (A) if the Board determines at the time of grant that such Section shall not apply or (B) to any Change in Control when expressly provided otherwise by a three-fourths vote of the Whole Board, but only if a majority of the members of the Board then in office and acting upon such matters shall be Continuing Directors.

7.       ADJUSTMENT AND CHANGES IN COMMON SHARES

         (a) In the event that the outstanding Common Shares shall be changed into or exchanged for a different kind of shares, other securities or other property of the Company or of another corporation or for cash (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of Common Shares of the Company shall be increased through the payment of a share dividend, then unless such change results in the termination of all outstanding Director Options granted pursuant to the Plan, there shall be substituted for or added to each Common Share subject to the Director Option, the number and kind of shares, other securities or other property and the amount of cash into which each outstanding Common Share of the Company shall be changed, or for which each such Common Share shall be exchanged, or to which the holder of each Common Share shall be entitled, as the case may be. The Director Option shall also be appropriately amended as to the purchase price and other terms as may be necessary to reflect the foregoing events. Fractional shares resulting from any adjustment in the Director Options pursuant to this Section 7 shall be rounded down to the nearest whole number of shares.

         (b) Notice of any adjustment shall be given by the Company to each holder of a Director Option which shall have been so adjusted, provided that such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan and any Option Agreements issued under the Plan.

         (c) The grant of Director Options under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

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8.       NO RIGHTS AS SHAREHOLDERS

         Neither an Eligible Director nor any holder or beneficiary of any Director Option shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any Common Shares purchasable upon the exercise of any Director Option, in whole or in part, unless and until ownership of such Common Shares shall have been recorded in the share transfer books of the Company. To the extent that the Plan provides for issuance of certificates to reflect the issuance of Common Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any national securities exchange on which the Common Shares are then listed or traded.

9.       PLAN AMENDMENTS

         The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time, in its sole and absolute discretion; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act for which or with which the Board deems it necessary or desirable to qualify or comply.

10.      TAX WITHHOLDING

         The Company shall have the power to withhold, or require an Eligible Director to remit to the Company, an amount sufficient to satisfy federal, state and local tax withholding requirements on any Director Option granted under the Plan, and the Company may withhold payment of cash or issuance of Common Shares until such requirements are satisfied. The Board may, in its discretion, permit an Eligible Director to elect, subject to such conditions as the Board shall impose, (a) to have Common Shares otherwise issuable under the Plan withheld by the Company or (b) to tender, either by actual delivery of Common Shares or by attestation, Common Shares acceptable to the Board, in each case having a Fair Market Value sufficient to satisfy all or part of the Eligible Director's estimated total federal, state and local tax obligations associated with the transaction.

11.      REQUIREMENTS OF LAW

         The granting of Director Options and the issuance of Common Shares upon exercise of Director Options shall be subject to all applicable laws, rules and regulations, and to such approval by any governmental agencies or national securities exchanges as may be required. Notwithstanding the foregoing, no Common Shares shall be issued under the Plan unless the Company is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Common Shares delivered under the Plan may be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the SEC, any national securities exchange upon which the Common Shares are then listed or traded, or any applicable federal or state securities laws. The Board may cause a legend or legends to be placed on any such certificate to make appropriate reference to such restrictions.

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12.      SEVERABILITY

         If any provision of the Plan or any Director Option is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Director Option or would disqualify the Plan or any Director Option under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Director Option, such provision shall be stricken as to such jurisdiction, Person or Director Option and the remainder of the Plan and any such Director Options shall remain in full force and effect.

13.      INDEMNIFICATION

         Each individual who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him/her in connection with or resulting from any claim, action, suit or proceeding to which he/she may be made a party or in which he/she may be involved by reason of any action taken or failure to act by the Board under the Plan and against and from any and all amounts paid by him/her in settlement thereof, with the Company's approval, or paid by him/her in satisfaction of any judgment in any such action, suit or proceeding against him/her, provided he/she shall give the Company an opportunity, at its own expense, to handle and defend the same before he/she undertakes to handle and defend it on his/her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such individuals may be entitled under the Company's Amended Articles of Incorporation or Code of Regulations, by contract, as a matter of law.

14.      EFFECTIVE DATE AND DURATION OF PLAN

The Plan shall become effective on the date of the approval of the Plan by the Company's shareholders ("Effective Date"). The Plan shall terminate the day following the tenth annual meeting of shareholders of the Company at which directors are elected succeeding the Effective Date unless the Plan is terminated by exhaustion of the Common Shares available for issuance under the Plan. Director Options outstanding on the date the Plan is terminated shall continue to have force and effect in accordance with the provisions of the Option Agreements evidencing such Director Options.

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